FOR IMMEDIATE RELEASE:

Investor Contact:
Tom Line-Chief Financial Officer
614-255-3353 (tline@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC. REPORTS RESULTS FOR
FIRST QUARTER 2015

Columbus, Ohio - April 29, 2015 - Diamond Hill Investment Group, Inc. (the "Company," "we," "our") (NASDAQ:DHIL) today reported unaudited results for the quarter ended March 31, 2015 and filed its Form 10-Q.

	Three Months Ended March 31,
	2015	2014	Change
Revenue	$29,318,407	$23,189,097	26%
Net operating income	13,194,006	8,571,784	54%
Operating margin	45%	37%
Investment income	1,344,683	516,529
Net income	9,512,622	5,749,598	65%
Earnings per share - diluted	$2.89	$1.78	62%

	As Of
	March 31, 2015	December 31, 2014	March 31, 2014
Assets under management (millions)	$16,098	$15,656	$12,986
Book value per share (a)	$26.04	$22.40	$17.06
Total outstanding shares	3,382,694	3,317,728	3,296,297

(a) - A $4 per share special dividend was paid in December 2014.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

	Change in Assets Under Management
	For the Three Months Ended March 31,
(in millions)	2015	2014
AUM at beginning of the period	$15,656	$12,186
Net cash inflows (outflows)
proprietary funds	474	367
sub-advised funds	41	33
institutional accounts	(229)	160
	286	560
Net market appreciation and income	156	240
Increase during the period	442	800
AUM at end of the period	$16,098	$12,986

About Diamond Hill:
We are an independent investment management firm with significant employee ownership and $16.1 billion in assets under management as of March 31, 2015.  We provide investment management services to institutions and individuals through mutual funds, institutional separate accounts, and private investment funds.  Our entire investment team shares the same intrinsic value investment philosophy focused on absolute returns, and our interests are firmly aligned with our clients through significant investment in its strategies.  For more information visit www.diamond-hill.com.

Use of Supplemental Data as Non-GAAP Performance Measure
Net Operating Income After Tax

As supplemental information, we provide performance measures that are based on methodologies other than generally accepted accounting principles (“non-GAAP”) for “Net Operating Income After Tax” that management uses as a benchmark in evaluating and comparing the period-to-period operating performance of the Company and subsidiaries.

The Company defines “net operating income after tax” as our net operating income less income tax provision, excluding investment related activity and the tax impact related to the investment related activity. We believe that “net operating income after tax” provides a good representation of our operating performance, as it excludes the impact of investment related activity on financial results. The amount of the investment portfolio and market fluctuations on the investments may change significantly from one period to another, which can distort the underlying earnings of a company. We also believe “net operating income after tax” is an important metric in estimating the value of an asset management business. This non-GAAP measure is provided in addition to net income and net operating income and is not a substitute for net income or net operating income and may not be comparable to non-GAAP performance measures of other companies.

	Three Months Ended March 31,
(in thousands, except per share data)	2015	2014	% Change
Net operating income, GAAP basis	$13,194	$8,572	54%
Non-GAAP adjustments:
Tax provision excluding impact of investment income	(4,561)	(3,149)	45%
Net operating income after tax, non-GAAP basis	$8,633	$5,423	59%

Net operating income after tax per diluted share, non-GAAP basis	$2.62	$1.68	56%

The tax provision excluding impact of investment income is calculated by applying the tax rate calculated from the income statement to net operating income.

Our management does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

Throughout this press release, we may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to such matters as anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. The words “believe,” “expect,” “anticipate,” “estimate,” “should,” “hope,” “seek,” “plan,” “intend” and similar expressions identify forward-looking statements that speak only as of the date thereof. While we believe that the assumptions underlying our forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and accordingly, our actual results and experiences could differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Factors that could cause such actual results or experiences to differ from results discussed in the forward-looking statements include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of our products; changes in interest rates; changes in national and local economic and political conditions, including the effects of implementation of the Budget Control Act of 2011, the American Taxpayer Relief Act of 2012, the Jumpstart Our Business Startups Act of 2012 and the continuing economic uncertainty in various parts of the world; changes in government policy and regulation, including monetary policy; changes in our ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in other public documents on file with the U. S. Securities and Exchange Commission.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com